UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): June 11, 2010

interCLICK, Inc.
(exact name of registrant as specified in its charter)

Delaware	001-34523	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 19th Street 10th Floor New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 722-6260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of interCLICK, Inc. (the “Company”) occurred on June 11, 2010. The following actions were voted upon at the Annual Meeting:

(a)
The Company’s shareholders elected Michael Brauser, Barry Honig, Brett Cravatt, Michael Katz, and Michael Matthews to serve as directors of the Company for one-year terms or until his successor has been elected and qualified or until the director’s earlier resignation or removal. The votes cast with respect to each nominee are set forth below:

DIRECTORS:	FOR:	AGAINST OR WITHHELD:
Michael Brauser	10,578,718	582,752
Barry Honig	9,281,945	1,879,525
Brett Cravatt	10,785,968	375,502
Michael Katz	10,023,068	1,138,402
Michael Matthews	10,992,928	168,542

(b)
The Company’s shareholders approved the amendment to the 2007 Incentive Stock and Award Plan to authorize the issuance of 1,400,000 additional shares available for grant under the Plan, with 7,566,882 votes for, 3,593,303 votes against and 1,285 abstentions.

(c)
The Company’s shareholders ratified the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, with 19,274,917 votes for, 46,412 votes against and 53,076 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2010

interCLICK, Inc.

By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer